Exhibit 10.1

February 2, 2022

Jaguar Health, Inc.

200 Pine Street, Suite 400

San Francisco, California 94104

Attention: Lisa Conte, Chief Executive Officer

Dear Ms. Conte:

Reference is made to the At The Market Offering Agreement, dated as of December 10, 2021 (the “ATM Agreement”), between Jaguar Health, Inc. (the “Company”) and Ladenburg Thalmann & Co., Inc. (the “Ladenburg”).  This letter (the “Amendment”) constitutes an agreement between the Company and Ladenburg to amend the ATM Agreement as set forth herein.  Defined terms that are used but not defined herein shall have the meanings ascribed to such terms in the ATM Agreement.

1.             The defined term “Agreement” in the ATM Agreement is amended to mean the ATM Agreement as amended by this Amendment.

2.             Section 2 of the ATM Agreement is hereby amended and restated as follows:

“2.           Sale and Delivery of Shares. The Company proposes to issue and sell through or to the Manager, as sales agent and/or principal, from time to time during the term of this Agreement and on the terms set forth herein, up to the $75,000,000 of shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”), from time to time during the term of this Agreement and on the terms set forth herein; provided, however, that in no event shall the Company issue or sell through the Manager such number of Shares that (a) exceeds the number or dollar amount of shares of Common Stock registered on the Registration Statement, pursuant to which the offering is being made, less the dollar amount of securities issued under the Registration Statement prior to the date of this Agreement, (b) exceeds the number of authorized but unissued shares of Common Stock (less the number of shares of Common Stock issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), or (c) would cause the Company or the offering of the Shares to not satisfy the eligibility and transaction requirements for use of Form S-3, including, if applicable, General Instruction I.B.6 of Registration Statement on Form S-3 (the lesser of (a), (b) and (c), the “Maximum Amount”).”

3.             Section 8(c) of the ATM Agreement is hereby amended and restated as follows:

“This Agreement shall remain in full force and effect until the date that this Agreement is terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties, provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7, 8, 9, 10, 12 and 14 shall remain in full force and effect.”

4.             The Company and Ladenburg hereby agree that the date of this Amendment shall be a Representation Date under the ATM Agreement (provided, however, that the deliverables under Sections 6(d) of the ATM Agreement shall not be required on the date of this Amendment) and the Company shall file a Prospectus Supplement with the Commission on the date hereof.

5.             In connection with the amendments to the ATM Agreement set forth herein, the Company shall reimburse Ladenburg for the fees and expenses of Ladenburg’s counsel in an amount not to exceed $10,000, which shall be paid on the date hereof.

6.             Except as expressly set forth herein, all of the terms and conditions of the ATM Agreement shall continue in full force and effect after the execution of this Amendment and shall not be in any way changed, modified or superseded by the terms set forth herein.

7.             This Amendment may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

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In acknowledgment that the foregoing correctly sets forth the understanding reached by the Company and Ladenburg, please sign in the space provided below, whereupon this Amendment shall constitute a binding amendment to the ATM Agreement as of the date indicated above.

Very truly yours,

LADENBURG THALMANN & CO., INC.

By:	/s/ Nicholas Stergis
Name:	Nicholas Stergis
Title:	Managing Partner

Accepted and Agreed:

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
Name: Lisa A. Conte
Title: President & CEO

[SIGNATURE PAGE TO JAGX AMENDMENT TO

ATM AGREEMENT]

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